Exhibit 24.2

                RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.

                     UNANIMOUS WRITTEN CONSENT OF DIRECTORS
                    IN LIEU OF MEETING OF BOARD OF DIRECTORS

                                 April 24, 2001


        The undersigned, being all the Directors of Residential Funding Mortgage Securities I, Inc., a Delaware corporation (the "Corporation"), do hereby consent in writing that the following resolutions shall have the same force and effect as if adopted at a Meeting of the Board of Directors of the Corporation:

RESOLVED, that the President,  the Chief Financial Officer,  the Treasurer,  the
     Assistant Treasurer, the Directors and other officers specifically authorized by the Board of Directors in writing in their capacities as such be, and they hereby are, authorized to sign on behalf of the Corporation, a Registration Statement constituting a filing on Form S-3 with respect to the registration of an additional $1,000,000 of Mortgage Pass-Through Certificates (the "Certificates") (such registration statement, in the form in which it was executed and to be filed on or about April 27, 2001, together with the amendment (the "Pre-Effective Amendment") thereto which shall be subsequently executed and filed, in order to effect the registration of an additional $9,999,000,000 of Certificates, and together with the amount outstanding on the Form S-3 registration statement which was filed with the Securities and Exchange Commission on or about February 17, 1999, is hereby called the "Registration Statement"); and the
     President, any Executive Vice President, any Senior Vice President, and Vice President, and any other officer specifically authorized by the Board of Directors in writing (the "Authorized Officers") or the Secretary is hereby authorized to cause the same to be filed with the Securities and Exchange Commission in accordance with the provisions of the Securities Act of 1933 and the Securities and Exchange Commission's rules and regulations thereunder;

RESOLVED, that the Authorized  Officers by, and they hereby are, also authorized to sign on behalf of the Corporation and cause to be filed such amendments and supplements to the Registration Statement, including, without limitation, the financial statements and schedules, exhibits and forms of Prospectus and Prospectus Supplements required as a part thereof, which such Authorized Officers in their sole discretion find necessary or desirable in order to effect the registration and takedown therefrom;

RESOLVED, that the  President,  the Assistant  Treasurer or the Chief  Financial
     Officer be, and each of them, with full authority to act without the others, hereby is, authorized to sign the Registration Statement and any

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     amendments  to the  Registration  Statement  on behalf of, and as attorneys for, the principal executive officer and/or the principal financial officer
     and/or  the  principal   accounting  officer  and/or  any  other  expressly
     authorized officers of the Corporation;

RESOLVED, that the Authorized Officers of the Corporation and its counsel be, and each of them, with full amortization to act without the others, hereby is, authorized to appear on behalf of the Corporation before the Securities and Exchange Commission in connection with any matter relating to the Registration Statement and to any amendment thereto;

RESOLVED, that the Authorized Officers be, and each of them, with full authority to act without the others, hereby is, authorized to execute, in the name and on behalf of the Corporation, one or more Powers of Attorney, constituting and appointing Diane S. Wold, the attorney-in-fact and agent of the Corporation, with full power to act without the others, to sign the Registration Statement (including the Pre-Effective Amendment) and any and all amendments thereto, with power where appropriate to affix the corporate seal of the Corporation and to attest said seal, to file the Registration Statement (including the Pre-Effective Amendment) and each amendment so signed with all exhibits thereto with the Securities and Exchange Commission;

RESOLVED, that the President of the Corporation, is hereby designated to act on behalf of the Corporation as the agent for service of process in connection with the Registration Statement (including the Pre-Effective Amendment) and authorized to receive notices and communications from the Securities and Exchange Commission in connection with the Registration Statement and any amendments thereto;

RESOLVED, that the Authorized Officers, the Secretary or any Assistant Secretary
     of the Corporation be, and each of them with full authority to act without the others, hereby is, authorized and directed in the name and on behalf of the Corporation to take any and all action which he or she may deem necessary or advisable in order to obtain a permit, register or qualify the Certificates for issuance and sale or to request an exemption from registration of the Certificates, to register or obtain a license for the Corporation as a dealer or broker under the securities laws of such of the states of the United States of America or other jurisdictions, including Canada, as such officer may deem advisable, and in connection with such registration, permits, licenses, qualifications and exemptions to execute, acknowledge, verify, file and publish all such applications, reports, issuer's covenants, resolutions, irrevocable consents to service of process, powers of attorney and other papers, agreements, documents and instruments as may be deemed by such officer to be useful or advisable to be filed, and that the Board of Directors hereby adopts the form of any and all resolutions required by any such state authority in connection with any

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     such applications,  reports,  issuer's covenants,  irrevocable  consents to service of process, powers of attorney and other papers, agreements, documents and instruments if (i) in the opinion of the officer of the Corporation so acting the adoption of such resolutions is necessary or advisable and (ii) the Secretary of the Corporation evidences such adoption by filing with this Unanimous Written Consent copies of such resolutions, which shall thereupon be deemed to be adopted by the Board of Directors and incorporated in this Unanimous Written Consent as part of this resolution with the same force and effect as if included herein, and that the Authorized Officers, the Secretary or any Assistant Secretary of the Corporation take any and all further action which they may deem necessary or advisable in order to maintain such registration in effect for as long as they may deem to be in the best interests of the Corporation;

RESOLVED, that it is in the best interests of the Corporation that the Certificates be qualified or registered for sale in various states, that the Authorized Officers, the Secretary or any Assistant Secretary of the Corporation and its counsel are authorized to determine the states in which appropriate action shall be taken to qualify or register for sale all or such part of the Certificates as said Authorized Officers, the Secretary or any Assistant Secretary may deem advisable, that said Authorized Officers, Secretary or any Assistant Secretary are hereby authorized to perform on behalf of the Corporation any and all such acts as they may deem necessary or advisable in order to comply with the applicable laws of any such states, and in connection therewith to execute and file all requisite papers and documents, including, but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process, and the execution by such Authorized Officers, Secretary or any Assistant Secretary of any such paper or documents or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from the Corporation and the approval and ratification by the Corporation of the papers and documents to be executed and the action so taken;

RESOLVED,  that  (i) the  establishment  of the  trust  fund for any  series  (a
     "Series") of Certificates (the "Trust Fund"), (ii) the issuance and sale of the Certificates of such Series, with such designations, original principal amounts, pass-through rates and such other terms, all substantially as set forth in the Registration Statement and the Prospectus, Prospectus Supplement and Private Placement Memorandum (if applicable) relating to such Series and (iii) the conveyance to the Trust Fund or mortgage loans having aggregate principal amounts equal to the aggregate principal amounts of the Certificates which constitute such Series, in return for such Certificates, are hereby approved by the Corporation;

RESOLVED,  that (i) the  proposed  form and terms of the Pooling  and  Servicing
     Agreement, Trust Agreement, Servicing Agreement, Custodial Agreement or any other similar or related agreement, document or instrument for any Series of Certificates (together, the "Offering Documents") (as described in the

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     Registration  Statement  and  the  Prospectus,  Prospectus  Supplement  and
     Private Placement Memorandum (if applicable) relating to such Series) are hereby approved by the Corporation and (ii) the Authorized Officers be, and each of them hereby is, authorized to execute and deliver the Offering Documents, generally in a form previously executed by the Corporation, with such changes as any of the Authorized Officers may deem necessary or advisable;

RESOLVED, that the preparation of a Prospectus  Supplement and Private Placement
     Memorandum (if applicable) relating to the Certificates of a Series and the use of the Prospectus Supplement, Prospectus and Private Placement Memorandum (if applicable) in connection with the sale of the Certificates offered thereby is hereby approved;

RESOLVED,  that the proposed  form and terms of any  Assignment  and  Assumption
     Agreement or any other similar or related agreement, document or instrument relating to the sale of mortgage loans by Residential Funding Corporation ("RFC") to the Corporation, and as described in the Registration Statement and the Prospectus, Prospectus Supplement and Private Placement Memorandum (if applicable) for any Series, are hereby approved by the Corporation, and each of the Authorized Officers is and shall be authorized to execute and deliver on behalf of the Corporation any such Assignment and Assumption Agreement, generally in a form previously executed by the Corporation between RFC and the Corporation, with such changes as any of the Authorized Officers may deem necessary or advisable;

RESOLVED, that the proposed form and terms of any Underwriting Agreement (or any other similar or related agreement, document or instrument) among one or more underwriters, RFC and the Corporation, as described in the Registration Statement and any Prospectus and Prospectus Supplement for any Series are approved, and each of the Authorized Officers is and shall be authorized to execute and deliver any such Underwriting Agreement, generally in a form previously executed by the Corporation, with such changes as any of the Authorized Officers may deem necessary or advisable;

RESOLVED, that the proposed form and terms of any Purchase Agreement or Placement Agreement (or any other similar or related agreement, document or instrument) among one or more purchasers, RFC and the Corporation, as described in the Private Placement Memorandum for any Series are approved, and each of the Authorized Officers is and shall be authorized to execute and deliver any such Purchase Agreement or Placement Agreement, generally in a form previously executed by the Corporation, with such changes as any of the Authorized Officers may deem necessary or advisable;

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RESOLVED,  that each  Authorized  Officer is  authorized  to request the Trustee under the  applicable  Articles and  Sections of the Pooling and  Servicing
     Agreement  (or  any  other  similar  or  related  agreement,   document  or
     instrument)  to  authenticate,   or  cause  the  Certificate  Registrar  to
     authenticate, the Certificates of any Series and to deliver the same in accordance with the orders of the Corporation;

RESOLVED, that, upon such request,  the execution of the  Certificates  for such
     Series by the Trustee under the Pooling and Servicing Agreement and their authentication by the Trustee or the Certificate Registrar is authorized by the Corporation, and each Authorized Officer is authorized to, upon receipt of the price for the underwritten Certificates or purchased Certificates stated in any Underwriting Agreement, Purchase Agreement or Placement Agreement (or any other similar or related agreement, document or instrument) to be paid to the Corporation, deliver, or cause to be delivered, such underwritten Certificates or purchased Certificates in accordance with the terms of such agreement;

RESOLVED, that any class or classes of Certificates of any Series are hereby authorized to be sold pursuant to any Underwriting Agreement, Purchase Agreement or Placement Agreement, (or any other similar or related agreement, document or instrument) generally in a form previously executed by the Corporation, with such changes as any of the Authorized Officers may deem necessary or advisable, either at the time of issuance or thereafter, including for the purpose of creating a new Series of Certificates;

RESOLVED, that execution of any agreement, instrument or document by an Authorized Officer of the Corporation pursuant to these resolutions shall constitute conclusive evidence of the approval of, and of that Authorized Officer's authority to execute, such agreement, instrument or document;

RESOLVED, that the Authorized Officers, the Secretary or any Assistant Secretary of the Corporation be, and each of them hereby is, authorized to take any other actions and execute and deliver any other agreements, documents and instruments, including powers of attorney, as any of the Authorized Officers, the Secretary or any Assistant Secretary deem necessary or advisable to carry out the purpose and intent of the foregoing resolutions;

RESOLVED, that the Authorized Officers, the Secretary, any Assistant Secretary of the Corporation or any attorney-in-fact of the Corporation be, and each of them hereby is, authorized to attest and affix the corporate seal of the Corporation to any agreement, instrument or document executed pursuant to any of the foregoing resolutions by impressing or affixing such seal thereon or by imprinting or otherwise reproducing thereon a facsimile thereof; and

RESOLVED, that any actions of the Board of Directors, the Authorized Officers, the Secretary or any Assistant Secretary of the Corporation in furtherance

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     of the purposes of the foregoing resolutions, whether taken before or after the adoption or effectiveness of these resolutions are hereby approved, confirmed, ratified and adopted.

        IN WITNESS WHEREOF, the undersigned Directors have executed this Unanimous Written Consent this 24th day of April, 2001.



/s/Davee L. Olson                                  /s/ Bruce J. Paradis
Davee L. Olson                                     Bruce J. Paradis



/s/David C. Walker
David C. Walker


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